Exhibit 5

                                 MILLER NASH LLP
                                ATTORNEYS AT LAW
                            3400 U. S. BANCORP TOWER
                              111 S.W. FIFTH AVENUE
                           PORTLAND, OREGON 97204-3699
                            TELEPHONE (503) 224-5858
                            FACSIMILE (503) 224-0155

                                  March 1, 2004


Pacific Financial Corporation
300 East Market Street
Aberdeen, Washington  98520

            Subject: Pacific Financial Corporation
                     Registration Statement on Form S-8

Ladies and Gentlemen:

           Reference is made to the registration statement on Form S-8 ("Registration Statement") to be filed by Pacific Financial Corporation, a Washington corporation (the "Company"), with the Securities and Exchange
Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 64,560 shares of the Company's common stock, par value $1.00 ("Common Stock"), together with options therefor (the "Options"). These shares represent the maximum number of shares of Common Stock which may be issued upon the exercise of Options to be issued pursuant to the Agreement and Plan of Merger dated as of October 22, 2003, relating to the merger (the "Merger") of BNW Bancorp, Inc., with and into the Company in exchange for outstanding stock options held by employees, officers, and directors to purchase shares of the common stock of BNW Bancorp, Inc., subject to appropriate adjustments to the number of shares and the exercise price of each such option.

           We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

           Based on the foregoing, it is our opinion that,

           1. The Options have been duly approved by all necessary corporate action and, when such Options are issued in connection with the consummation of the Merger, such Options will have been legally issued.

           2. The shares of Common Stock to be issued upon the exercise of Options have been duly authorized for issuance.

           3. When shares of Common Stock are issued and sold by the Company upon the exercise of Options (i) while the Registration Statement is effective,
(ii) in compliance with state securities laws, and (iii) payment for such shares to the extent and in the manner required by the agreements evidencing such Options and not less than the par value thereof is received by the Company, such shares will be legally issued, fully paid and nonassessable.

           We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                          Very truly yours,



                          MILLER NASH LLP